Exhibit 99.1

IN THE COURT OF COMMON PLEAS
STARK COUNTY, OHIO

SELMA LEVINE, Derivatively on Behalf of DIEBOLD, INCORPORATED, Plaintiff, v. GREGORY T. GESWEIN, et al., Defendants, - and - DIEBOLD, INCORPORATED, an Ohio corporation, Nominal Defendant.	) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) )	CASE NO. 2010CV03848 JUDGE FRANK G. FORCHIONE

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT
OF SHAREHOLDER DERIVATIVE ACTION

TO:	ALL OWNERS OF DIEBOLD INCORPORATED. ("DIEBOLD" OR THE "COMPANY") COMMON STOCK AS OF FEBRUARY 15, 2012:

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. YOUR RIGHTS MAY BE AFFECTED BY PROCEEDINGS IN THE ABOVE-CAPTIONED ACTION (THE "ACTION"). THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL OF SHAREHOLDER DERIVATIVE LITIGATION AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS.

IF THE COURT APPROVES THE SETTLEMENT AND DISMISSAL OF THE ACTION, SHAREHOLDERS OF DIEBOLD WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE SETTLED CLAIMS. THIS ACTION IS NOT A "CLASS ACTION." THUS, THERE IS NO COMMON FUND UPON WHICH YOU CAN MAKE A CLAIM FOR A MONETARY PAYMENT.

THE COURT HAS MADE NO FINDINGS OR DETERMINATIONS RESPECTING THE MERITS OF THE ACTION. THE RECITATION OF THE BACKGROUND AND CIRCUMSTANCES OF THE SETTLEMENT CONTAINED HEREIN DOES NOT CONSTITUTE THE FINDINGS OF THE COURT. IT IS BASED ON REPRESENTATIONS MADE TO THE COURT BY COUNSEL FOR THE PARTIES.

IF YOU WERE NOT THE BENEFICIAL OWNER OF DIEBOLD COMMON STOCK ON FEBRUARY 15, 2012, PLEASE TRANSMIT THIS DOCUMENT TO SUCH BENEFICIAL OWNER.
YOU ARE HEREBY NOTIFIED, pursuant to Ohio Rule of Civil Procedure 23.1 and an Order of the Court of Common Pleas, Stark County, Ohio (the "Court"), that a proposed settlement (the "Settlement") has been reached between the parties to the above-captioned shareholder derivative action (the "Action") brought on behalf of Diebold.
As explained below, the Court will hold a hearing on May 11, 2012 at 9:00 a.m., before the Honorable Frank G. Forchione, at the Stark County Court of Common Pleas, 101 West Tuscarawas Street, Canton, Ohio 44702, to determine whether to approve the Settlement (the "Settlement Hearing"). You have a right and an opportunity to be heard at this hearing, and to object to the Settlement in the manner provided below in this notice.
The terms of the Settlement are set forth in a Stipulation of Settlement dated February 15,

2012, as amended on March 2, 2012 (the "Stipulation"). The Settlement provides for corporate governance measures that are designed to strengthen the Company's internal controls. The measures include, but are not limited to, initiation and/or formalization of certain corporate governance structural elements, recovery of incentive-based compensation in the event of a restatement, certain continuing education concepts, and enhancement and/or clarification of duties and responsibilities of the Diebold Board of Directors (the "Board"). If approved by the Court, the Settlement will fully resolve the Action on the terms set forth in the Stipulation and summarized in this notice, including the dismissal of the Action with prejudice. For a more detailed statement of the matters involved in the Action, the Settlement, and the terms discussed in this notice, the Stipulation may be inspected at the Clerk of Court's office at the Stark County Court Courthouse, 101 West Tuscarawas Street, Canton, Ohio 44702. The Stipulation is also available for viewing on the websites of Robbins Umeda LLP at http://www.robbinsumeda.com/notices.html and Diebold at http://www.diebold.com/investors.
This notice is not intended to be and should not be construed as an expression of any opinion by the Court with respect to the merits of the claims made in the Action, but is merely to advise you of the pendency of Settlement of the Action and your rights as a Diebold shareholder.
There Is No Claims Procedure. This case was brought to protect the interests of Diebold and its shareholders. The Settlement will result in certain commitments and changes regarding the Company's corporate governance, not in payment to individuals, and accordingly, there will be no claims procedure.

I.	THE DERIVATIVE ACTION
The Action is brought by plaintiff Selma Levine ("Plaintiff") solely on behalf of and for the benefit of Diebold and against certain current and former directors and officers of the Company:

Gregory T. Geswein, Kevin J. Krakora, Walden W. O'Dell, Thomas W. Swidarski, John N. Lauer, Phillip B. Lassiter, Richard L. Crandall, Gale S. Fitzgerald, Henry D.G. Wallace, Phillip R. Cox, Alan J. Weber, Louis V. Bockius III, and William F. Massy ("Individual Defendants"). Plaintiff brought the Action on behalf of Diebold to remedy alleged breaches of fiduciary duties, waste of corporate assets, and unjust enrichment, and other violations of the law in connection with certain accounting practices and public disclosures that were alleged to have been fraudulent and to have been employed and/or permitted by the Individual Defendants to inflate earnings in order to meet analyst forecasts. The Individual Defendants deny the allegations against them, and there has been no judicial finding in this regard.
Defendants sought unsuccessfully to have the Court dismiss the claims at the outset. The Parties commenced discovery in the form of document production and depositions. They then, following substantial arm's-length negotiations, reached the Settlement that is the subject of this Notice.

II.	TERMS OF THE SETTLEMENT
The terms and conditions of the proposed Settlement are set forth in the Stipulation described above. The Stipulation has been filed with the Court and is also available for viewing on the websites of Robbins Umeda LLP at http://www.robbinsumeda.com/notices.html and Diebold at http://www.diebold.com/investors. The following is only a summary of its terms.
In consideration for the Settlement, Diebold made commitments regarding certain corporate governance measures ("Corporate Governance Measures" or "Measures") designed to address the accounting matters and other issues alleged in the Complaint. The Parties acknowledge that the Measures are significant and provide substantial benefits to the Company, by, among other things, strengthening Diebold's internal controls, and that the institution and prosecution of the derivative

Action was the substantial contributing cause of the Company's decision to commit to maintain the Measures in place for three years or, in certain circumstances, clarify and/or implement Measures at this time.
Diebold will keep the Corporate Governance Measures in force and effect for a period of no less than three years. The Corporate Governance Measures include the following substantive requirements, among others:

•	separation of the Chief Executive Officer and Chairman of the Board positions;

•	a new independent director shall to be appointed to the Board;

•	the Audit Committee shall affirmatively consider, at least every three years, if a new external auditing firm should be retained by the Company;

•	director Patrick W. Allender, a former chief financial officer and an audit partner of a major accounting firm, will be appointed to the Audit Committee;

•	the Board must hold independent director executive sessions at least four times per year and the Board shall perform an annual self-assessment;

•	a more formalized claw-back process;

•
mandatory training at various levels, including certain general training for the directors, annual training for employees in the finance department focused on revenue recognition under Generally Accepted Accounting Principles, and annual consideration by the Board Governance Committee of whether additional education would be appropriate for members of the Board;

•	an enhanced whistleblower hotline;

•	enhanced provisions regarding communications between the Audit Committee and the head of Diebold's Internal Audit department, and the committee and the independent auditors;

•	enhanced meeting and reporting requirements by the Audit Committee;

•	annual shareholder vote for officer compensation; and

•	limitations on the number of boards of publicly traded companies on which directors are permitted to serve and on the number of internal committees at Diebold on which they are allowed to serve.
This Notice provides a summary of some, but not all, of the Corporate Governance Measures that are included as consideration for the Settlement. For a list of all of the Corporate Governance Measures, please see the Stipulation, which may be inspected during business hours at the office of the Clerk of the Court, Stark County Court Courthouse, 101 West Tuscarawas Street, Canton, Ohio 44702, and viewed on the websites of Robbins Umeda LLP at http://www.robbinsumeda.com/notices.html and Diebold at http://www.diebold.com/investors.

III.	DISMISSAL AND RELEASES
The Settlement is conditioned, among other things, upon entry of an order by the Court approving the Settlement and dismissing the Action with prejudice. The Settlement will not become effective until such dismissal has been entered and has become final and non-appealable (the "Effective Date").
Upon the Effective Date, Diebold, Plaintiff, and Current Diebold Shareholders on behalf of themselves their legal representatives, heirs, successors in interest, or assigns, for good and valuable consideration the receipt and adequacy of which is hereby acknowledged, shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever settled, released, discharged, extinguished, and dismissed with prejudice the Action and any and all claims, debts, disputes, demands, rights, actions or causes of action, liabilities, damages, losses, obligations, sums of money due, judgments, suits, amounts, matters, issues and charges of any kind or nature whatsoever (including, but not limited to, any claims for interest, attorneys' fees, expert or consulting fees, and any other costs, expenses, amounts or liabilities whatsoever), whether based on United States federal, state or local statutory or common law or any other law, rule or regulation, whether foreign or domestic, fixed or contingent, accrued or unaccrued, liquidated or unliquidated, at law or in equity, matured or unmatured, foreseen or unforeseen, suspected or unsuspected, apparent or unapparent, including both known claims and Unknown Claims, by, in favor of, or for the benefit of Diebold, whether directly for itself, derivatively on its behalf or by any Person standing or purporting to stand in its shoes, against any of the Individual Defendants and/or any of the Individual Defendants' past or present families, successors and predecessors, insurers, reinsurers, agents, employees, attorneys, advisors, investment advisors, auditors, accountants, and any firm, trust, corporation, officer, director, or other individual or entity in which any Individual Defendant or Diebold has a controlling interest, and the legal representatives, heirs, successors in interest, or assigns of any Individual Defendant ("Released Persons"): (1) that concern, are based on, arise out of or in any way relate to the allegations, transactions, facts, matters, events, disclosures, non-disclosures, statements, occurrences, representations, acts or omissions, or failures to act that have been or could have been alleged in the Action, (2) that would have been barred by res judicata had the Action been fully litigated to a final judgment, or (3) that concern, are based on, arise out of or in any way relate to the Settlement; provided, however, that the Released Claims shall not include claims (a) to enforce the Settlement contemplated by this Stipulation, (b) relating to any pre-existing written contract between Diebold and any Individual Defendant, (c) as between Diebold and any Individual Defendant and/or any Related Person based on rights or obligations of indemnification or advancement, whether pursuant to contractual obligation, undertaking, charter provision of Diebold or any subsidiary of Diebold, bylaw provision of Diebold or any subsidiary of Diebold, or law, or (d) arising under the Securities Exchange Act of 1934, 15 U.S.C. section 78a, et seq., that are subject of the action pending in the U.S. District Court for the Northern District of Ohio, Eastern District

captioned Louisiana Municipal Police Employees Retirement System v. KPMG, LLP, et. al., 1:10-cv-01461-BYP ("Released Claims").
Further, upon the Effective Date, each of the Released Persons shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever settled, released, discharged, extinguished, and dismissed with prejudice all claims, debts, rights, or causes of action or liabilities, including Unknown Claims that could be asserted in any forum by the Released Persons or their successors and assigns or their subrogates, against Plaintiff, Plaintiff's Counsel, or Diebold which arise out of or relate in any way to the institution, prosecution, or Settlement of the Action; provided, however, that the Defendants' Released Claims shall not include claims (1) to enforce the Settlement contemplated by this Stipulation, or (2) relating to any pre-existing written contract between Diebold and any Individual Defendant, or (3) as between Diebold and any Individual Defendant and/or any Related Person based on rights or obligations of indemnification or advancement, whether pursuant to contractual obligation, undertaking, charter provision of Diebold or any subsidiary of Diebold, bylaw provision of Diebold or any subsidiary of Diebold, or law ("Defendants' Released Claims").
"Unknown Claims" means any of the Released Claims and any of the Defendants' Released Claims that any party does not know or suspect exists in his, her, or its favor at the time of the Settlement including, without limitation, those claims which, if known, might have affected the decision to enter into the release, or to object or not object to, this Settlement. The Parties expressly waive, relinquish, and release any and all provisions, rights, and benefits conferred by or under California Civil Code section 1542 ("§1542") or any other law of the United States or any state or territory of the United States, or principle of common law, that governs or limits a person's release of unknown claims or that is similar, comparable, or equivalent to §1542, which provides:
A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.
The Parties acknowledge that they may discover facts in addition to or different from those now known or believed to be true by them, with respect to the Released Claims and Defendants' Released Claims in the settlement, as the case may be, but it is the intention of the Parties to completely, fully, finally, and forever compromise, settle, release, discharge, and extinguish any and all Released Claims and Defendants' Released Claims known or unknown, fixed or contingent, accrued or unaccrued, liquidated or unliquidated, at law or in equity, matured or unmatured, foreseen or unforeseen, suspected or unsuspected, apparent or unapparent, including both known claims and Unknown Claims, which now exist, or heretofore existed, or may hereafter exist, and without regard to the subsequent discovery or existence of additional or different facts.

IV.	PLAINTIFF'S CLAIMS AND THE BENEFITS OF SETTLEMENT
Plaintiff believes the Action has substantial merit. Nonetheless, Plaintiff and Plaintiff's counsel recognize and acknowledge the significant risk and expense associated with continuing to litigate this complex matter against the individual defendants through trial and any appeals and/or collection efforts. However, Plaintiff and Plaintiff's counsel believe that a Settlement at this time eliminates substantial litigation risks and expense inherent in complex litigation (including the real risk of no recovery for Diebold) while ensuring that the Company and its shareholders immediately receive the substantial benefits of the Corporate Governance Measures. Plaintiff's counsel also have taken into account the uncertainty of any particular outcome in complex cases such as this Action, as well as the unpredictable difficulties and delays inherent in such litigation. Plaintiff's counsel also are mindful of the burden of proof hurdles and the various defenses raised in this derivative Action. Plaintiff's counsel have conducted a thorough review and analysis of the relevant facts, allegations, defenses, controlling legal principles, and associated litigation risks inherent in derivative actions generally as well as this Action specifically, and believe that the Settlement set forth in the Stipulation is fair, reasonable, and adequate, and confers substantial benefits upon Diebold and its shareholders. Based upon Plaintiff's counsel's evaluation, Plaintiff has determined that the Settlement is in the best interests of Diebold and its shareholders and has agreed to settle the Action upon the terms and subject to the conditions set forth herein.

V.	DEFENDANTS' DENIALS OF WRONGDOING AND LIABILITY
The individual defendants have denied and continue to deny that they have committed, threatened, or attempted to commit, any violations of law, or breached any duty owed to Plaintiff, Diebold, or its shareholders. Without admitting the validity of any allegations made in the Action, or any liability with respect thereto, the individual defendants have concluded that it is desirable that the claims against them be settled on the terms reflected in the Stipulation. The individual defendants and Diebold are entering into this settlement solely because it will eliminate the uncertainty, distraction, disruption, burden, risk, and expense of further litigation. Further, Diebold, as the party for whose specific benefit the Action was brought and which is the beneficiary of the corporate Governance Measures in the Settlement, acknowledges that the Settlement is fair, reasonable, adequate, and in the best interests of Diebold and its shareholders, and none of the Individual Defendants disputes that conclusion.
Neither the Stipulation, nor any of its terms or provisions, nor entry of the Judgment, nor any document or exhibit referred to in, or attached to, the Stipulation, nor any action taken to carry out the Stipulation, is, may be construed as, or may be used as evidence of the validity of any of the Released Claims or an admission by or against the Individual Defendants of any fault, wrongdoing, or concession of liability whatsoever or any infirmity in the defenses they have asserted or could assert.

VI.	PLAINTIFF'S ATTORNEYS' FEES AND EXPENSES
After negotiating the substantive terms of the Settlement, and in recognition of the substantial benefits conferred on Diebold through the Settlement, the settling parties reached an agreement as to a fair and reasonable sum to be paid for Plaintiff's attorneys' fees and expenses. Subject to Court approval, the Individual Defendants' insurer or insurers shall pay to Plaintiff's Counsel the agreed-to-amount of $1.2 million for attorneys' fees, expenses and costs and no more (the "Fee and Expense Amount"). Plaintiff's Counsel shall request approval by the Court of the Fee and Expense Amount at the Settlement Hearing. To date, Plaintiff's Counsel have neither received any payment for their services in conducting the Action, nor have Plaintiff's Counsel been reimbursed for their out-of-pocket litigation expenses incurred. The Fee and Expense Amount will be paid for by the applicable insurance carrier or carriers for the Individual Defendants; neither Diebold nor its shareholders will be paying any money.

VII.	THE SETTLEMENT HEARING AND YOUR RIGHT TO BE HEARD
The Settlement Hearing will be held before the Honorable Frank G. Forchione of the Court on May 11, 2012 at 9:00 a.m. at the Stark County Courthouse, 101 West Tuscarawas Street, Canton, Ohio 44702. The Settlement Hearing may be continued by the Court at the Settlement Hearing, or at any adjourned session thereof without further notice.
At the Settlement Hearing, the Court will consider whether to grant final approval to the Settlement and the Fee and Expense Amount. You have the right and opportunity, but are not required, to appear in person or through counsel at the Settlement Hearing to object to the terms of the proposed Settlement, including the Fee and Expense Amount, or otherwise to present evidence or argument that may be proper and relevant. However, you shall not be heard, and no papers, briefs or other documents by you shall be received and considered by the Court (unless the Court in its discretion shall thereafter otherwise direct, upon application of such person and for good cause shown), unless not later than seven calendar days prior to the Settlement Hearing, you file with the Court:
(i)     a written notice of objection to the Settlement setting forth the nature of the objection including your name, address, and telephone number;
(ii)     proof of ownership that you held shares of Diebold common stock as of February 15, 2012, and that you continue to hold shares of Diebold common stock as of the date of the Settlement Hearing, including the number of shares of Diebold common stock and the date of purchase;
(iii)     a statement of your objections to any matters before the Court, the grounds therefor or the reasons for your desiring to appear and be heard, as well as all documents or writings you desire the Court to consider;
(iv)     a written notice of the shareholder's intention to appear at the Settlement Hearing as well as a statement that indicates your basis for such appearance; and
(v)    the identities of any witnesses you plan on calling at the Settlement Hearing, and a statement of the subjects of their testimony.
In addition, on or before the date of such filing, you must also serve the same documents via hand delivery, first class mail or overnight delivery upon Plaintiff's Counsel and Defense Counsel. The addresses for filing objections with the Court and service on counsel are as follows:

The Court:	Counsel for Plaintiff:
Clerk of the Court Court of Common Pleas Stark County 101 West Tuscarawas Street Canton, OH 44702	ROBBINS UMEDA LLP Attn: Kevin A. Seely, Esq. 600 B Street, Suite 1900 San Diego, CA 92101
Counsel for Defendants:	Counsel for Diebold:
JONES DAY Attn: John M. Newman, Jr., Esq. North Point 901 Lakeside Avenue Cleveland, OH 44114	BLACK McCUSKEY SOUERS & ARBAUGH, LPA Attn: Randolph L. Snow, Esq. 220 Market Ave. S., Suite 1000 Canton, OH 44702
Unless the Court otherwise directs, you shall not be entitled to object to the approval of the Settlement, to the Fee and Expense Amount, or otherwise to be heard, except by serving and filing a written objection and supporting papers and documents as prescribed above. If you fail to object in the manner and within the time prescribed above you shall be deemed to have waived your right to object (including the right to appeal) and shall forever be barred, in this proceeding or in any other proceeding, from raising such objection(s).

VIII.	CONDITIONS FOR SETTLEMENT
The Settlement is conditioned upon the occurrence of certain events described in the Stipulation, which requires, among other things: (i) approval of the Settlement; (ii) dismissal of the Action with prejudice; and (iii) expiration of the time to appeal from, or alter or amend, the Judgment. If, for any reason, any one of the conditions described in the Stipulation is not met and the entry of the Judgment does not occur, the Stipulation might be terminated and, if terminated, will become null and void; and the parties to the Stipulation will be restored to their respective positions as of the execution date of the Stipulation.

IX.	EXAMINATION OF PAPERS AND INQUIRIES
There is additional information concerning the Settlement available in the Stipulation, which may be inspected during business hours at the office of the Clerk of the Court, Stark County Courthouse, 101 West Tuscarawas Street, Canton, Ohio 44702, and viewed on the websites of Robbins Umeda LLP at http://www.robbinsumeda.com/notices.html and Diebold at http://www.diebold.com/investors.
For more information concerning the Settlement, you may also call or write to: Robbins Umeda LLP, c/o Lauren Levi, Client Relations, 600 B Street, Suite 1900, San Diego, CA 92101, Telephone: (619) 525-3990.

PLEASE DO NOT TELEPHONE THE COURT,
DIEBOLD, OR DEFENDANTS' COUNSEL REGARDING THIS NOTICE.

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